Exhibit 21

LIST OF SUBSIDIARIES OF INTERNATIONAL FLAVORS & FRAGRANCES INC.
(the “Company”)

Name of Entity	Jurisdiction
International Flavors & Fragrances S.R.L.	Argentina
Bush Boake Allen Australia Pty Ltd	Australia
IFF Australia Holdings Pty Ltd	Australia
International Flavours & Fragrances (Australia) Pty Ltd	Australia
Lucas Meyer Cosmetics Australia Pty Ltd	Australia
Southern Cross Botanicals Pty Ltd	Australia
Enzymotec Australia PTY LTD	Australia
Taura Natural Ingredients (Australia) Pty Limited	Australia
Taura Natural Ingredients Holdings Pty Limited	Australia
Frutarom GmbH	Austria
Frutarom Savory Solutions Austria GmbH	Austria
world wide WIBERG GmbH	Austria
PTI-BEL TUE	Belarus
Frutarom Belgium N.V.	Belgium
Taura Natural Ingredients NV	Belgium
TNI Investments NV	Belgium
IFF Essências e Fragrâncias Ltda.	Brazil
Bush Boake Allen do Brasil Indústria e Comércio Ltda.	Brazil
BREMIL INDÚSTRIA E COMÉRCIO DE INGREDIENTES ALIMENTÍCIOS LTDA	Brazil
BREMIL S/A INDÚSTRIA DE PRODUTOS ALIMENTÍCIOS(1)	Brazil
ENVOLTEC INDÚSTRIA DE EMBALAGENS LTDA	Brazil
Frutarom do Brasil GRU Indsutria e Conercio Ltad (formely Citromax Essências Ltda)	Brazil
Frutarom Do Brazil Industria E Comercio Ltda.	Brazil
NARDI AROMAS LTDA.	Brazil
SABORMAX INDÚSTRIA DE ALIMENTOS E REPRESENTAÇÃO LTDA	Brazil
SDFLC Brasil Industria E Comercio Ltda(2)	Brazil
Fragrance Resources Asia Pacific Ltd.	British Virgin Islands
IFF (BVI) Limited	British Virgin Islands
International Flavors & Fragrances (Canada) Ltd.	Canada
Lucas Meyer Cosmetics Canada Inc.	Canada
Les Laboratories Bio ForeXtra Inc.	Canada
David Michael & Company (Canada) 1986 Ltd.	Canada
Les Ingrédients Alimentaires BSA Inc.	Canada
1456111 Ontario Limited	Canada
Distribution Dan-Hel Inc.(3)	Canada
Via Viateur Inc.(4)	Canada
WIBERG CANADA Inc.	Canada
WIBERG Corporation Inc.(5)	Canada
Bush Boake Allen Chile S.A.	Chile
IFF Sabores y Fragancias de Chile Ltda.	Chile
International Flavors & Fragrances I.F.F. (Chile) Limitada	Chile
Frutarom Chile S.A. (former name: Montana Chile S.A.)	Chile

International Flavors & Fragrances (Hangzhou) Co., Ltd.(6)	China
IFF Flavors & Fragrances (Hangzhou) Trading Co., Ltd.	China
International Flavors & Fragrances (Zhejiang) Co., Ltd.	China
International Flavors & Fragrances (China) Ltd.	China
International Flavors & Fragrances (ZhangJiagang) Co., Ltd.	China
Fragrance Resources (Shanghai) Co. Ltd.	China
IFF Bio-Technology (Nanjing) Co., Ltd.	China
Frutarom Flavors (Kushan) Co Ltd.	China
Frutarom F&F Trading (Shanghai) Co.	China
Frutarom Flavors and ingredients (shanghai) Co., Ltd.	China
Inventive Food Technology (ZQ) Ltd.	China
Pucheng Yongfang Fragrance Technology Co., Ltd.(7)	China
International Flavors and Fragrances Colombia S.A.S.	Colombia
Frutarom Flavor and Fragrance Costa Rica Sociedad de Responsabilidad Limitada	Costa Rica
Alpris Ltd.	Cyprus
Vantodio Holdings Limited	Cyprus
Frutarom Czech Republic S.r.o	Czech Republic
Frutarom Nordic A/S Flachsmann Scandinavia A/S Aksel Holm-Essensfabrik A / S	Denmark
FYMSA del Caribe, S.R.L (dormant)(8)	Dominican Republic
MISR Company for Aromatic products (S.A.E.)	Egypt
A. Boake, Roberts And Company (Holding), Limited	England
International Flavours & Fragrances (CIL) Limited	England
Bush Boake Allen Enterprises Limited	England
Bush Boake Allen Limited	England
Bush Boake Allen (Pension Trustees) Limited	England
Bush Boake Allen Pension Investments Limited	England
Bush Boake Allen Holdings (U.K.) Limited	England
International Flavours & Fragrances (GB) Holdings Limited	England
International Flavours & Fragrances I.F.F. (Great Britain) Limited	England
International Flavours & Fragrances (Pension Trustees) Limited	England
Dandy Lions Limited	England
Frutarom (UK) Holdings Limited	England
Frutarom (UK) Ltd.	England
Frutarom UK Investments Limited	England
Hagelin Flv (UK) Ltd.	England
Redbrook (UK) Limited	England
Savoury Flavours (Holding) Limited	England
Savoury Flavours Ltd.	England
Unique Ingredients Limited	England
Aromco Ltd.	England
Flavors and Essences UK Limited	England
FoodBlenders Limited	England
Frutarom - Etol (UK) Limited(9)	England
International Flavors & Fragrances IFF (France) SAS	France
International Flavors & Fragrances France Holding I SAS	France
International Flavors & Fragrances France Holding II SAS	France

International Flavors & Fragrances France Holding III SAS	France
Lucas Meyer Cosmetics	France
Institut Européen de Biologie Cellulaire	France
David Michael Europe S.A.S.	France
Fragrance Resources SAS	France
Frutarom France S.A.R.L	France
Rene Laurent, a Société par Actions Simplifiée	France
International Flavors & Fragrances IFF (Deutschland) GmbH	Germany
IFF Fragrance GmbH	Germany
Dr. Bruno Stellmach Verwaltungsgesellschaft GmbH	Germany
extrakt Chemie Dr. Bruno Stellmach GmbH & Co. KG	Germany
Frutarom Germany GmbH	Germany
Frutarom Germany GMP GmbH	Germany
Frutarom Production GmbH	Germany
Frutarom Savory Solutions Germany GmbH	Germany
Aroma S.A.	Guatemala
Hexachem, Sociedad Anónima	Guatemala
Manseg S.A.	Guatemala
International Flavors & Fragrances (Hong Kong) Limited	Hong Kong
David Michael Hong Kong Limited	Hong Kong
Frutarom (Asia Pacific) Limited	Hong Kong
Inventive Technology Ltd.	Hong Kong
Prowin International Ltd.	Hong Kong
VAYA PHARMA HONKG LTD	Hong Kong
International Flavors & Fragrances I.F.F. (Hungary) Korlátolt Felelõsségû Társaság	Hungary
Essence Scientific Research Private Limited	India
Fragrance Holdings Private Limited	India
International Flavours & Fragrances India Private Limited(10)	India
BSA India Food Ingr. P. Ltd.(11)	India
Frutarom Flavours (India) Private Limited(12)	India
Sonarome Private Limited(13)	India
P.T. Essence Indonesia	Indonesia
IFF Capital Services	Ireland
IFF Financial Services	Ireland
Irish Flavours and Fragrances Limited	Ireland
Aromatics Holdings Limited	Ireland
International Flavors & Fragrances Irish Acquisition Company Limited	Ireland
Redbrook Blentech Limited	Ireland
Redbrook Ingredient Services Limited	Ireland
International Flavors and Fragrances Ingredients Ltd	Israel
BKF Vision Ltd	Israel
K-Vision Consulting and Investments Ltd	Israel
M.P. Equity Holdings Ltd	Israel
International Flavors and Fragrances I.F.F. (Israel) Ltd.	Israel
Icon Newco Ltd.	Israel
Icon Palate Ltd.	Israel

Frutarom Industries Ltd.	Israel
Frutarom Ltd.	Israel
Nutra-Lease Ltd.(14)	Israel
Enzymotec Ltd	Israel
Algalo Industries Ltd.(15)	Israel
Frutarom Trade & Marketing (1990) Ltd.	Israel
International Flavors e Fragrances IFF (Italia) S.r.l.	Italy
Frutarom Italy S.r.l	Italy
WIBERG Italia S.r.l.	Italy
International Flavors & Fragrances (Japan) Ltd.	Japan
PTI Astana LLC	Kazakhstan
Frutarom Kenya Limited	Kenya
IFF (Korea) Inc.	Korea
Frutarom Finance EUR AG	Lichtenstein
International Flavors & Fragrances (Luxembourg) S.à r.l.	Luxembourg
International Flavors & Fragrances Ardenne S.à r.l.	Luxembourg
Etol Skopje DRUŠTVO ZA TRGOVIJA ETOL UVOZ-IZVOZ DOOEL	Macedonia
Ingrediants dooel Skopje	Macedonia
International Flavors & Fragrances (Malaysia) Sdn. Bhd.	Malaysia
International Flavours & Fragrances (Mauritius) Ltd	Mauritius
Bush Boake Allen Controladora, S.A. de C.V.	Mexico
IFF Mexico Manufactura, S.A. de C.V.	Mexico
International Flavors & Fragrances (Mexico), S. de R.L. de C.V.	Mexico
Frutarom Flavors Mexico S.A. de C.V.	Mexico
Frutarom Mexico S.A.(16)	Mexico
Proveedores de Ingeniería Alimentaria, S.A. de C.V. ("PIASA")(17)	Mexico
Representaciones FYMSA, S.A. de C.V (FYMSA)	Mexico
PTI-MOL LLC	Moldova
ERELEM	Morocco
International Flavors & Fragrances (Myanmar) Limited	Myanmar
Bush Boake Allen Benelux B.V.	Netherlands
International Flavors & Fragrances (Nederland) Holding B.V.	Netherlands
International Flavors & Fragrances I.F.F. (Nederland) B.V.	Netherlands
IFF Luxar C.V.	Netherlands
IFF Worldwide C.V.	Netherlands
Daivd Michael Netherlands B.V.	Netherlands
Frutarom Netherlands B.V.	Netherlands
Taura Natural Ingredients Ltd.	New Zealand
International Flavours & Fragrances (NZ) Limited	New Zealand
Bush Boake Allen (New Zealand) Limited	New Zealand
IFF West Africa Limited	Nigeria
Frutarom Nigeria Limited	Nigeria
Frutarom Norway A.S	Norway
Frutarom Perú S.A. (Montana Food activity)	Peru
International Flavors & Fragrances (Philippines), Inc.	Philippines
International Flavors & Fragrances (Poland) Sp. z o.o.	Poland

Amco SP Z.O.O(18)	Poland
Frutarom Polska Sp. Z o.o. (Former name: Etol Polska SP.z.o.o.)	Poland
Chemical Process Materials and Equipment S.A.	Republic of Panama
International Aroma Group	Republic of Panama
Mark Services Holdings Inc.	Republic of Panama
Frutarom (Marketing) S.R.L.	Romania
Frutarom Etol RO SRL	Romania
International Flavors & Fragrances I.F.F. (Rus)	Russia
PTI Group of Companies LLC (GK PTI)	Russia
Frutarom Russia Ltd.	Russia
ETOL-RUS, Ltd.	Russia
OOO WIBERG Rus	Russia
Platinum Absolut LLC	Russia
PTI Center LLC	Russia
PTI-NN LLC	Russia
Tekhnomol Soya Products LLC	Russia
Etol JVE d.o.o.	Serbia
International Flavors & Fragrances (Greater Asia) Pte. Ltd	Singapore
Lucas Meyer Cosmetics Asia Pte. Ltd.	Singapore
ENZYMOTEC SINGAPORE PTE LTD	Singapore
VAYA PHARMA PTE LTD(19)	Singapore
ETOL SK, s.r.o.	Slovakia
FRUTAROM ETOL Tovarna arom in eteriènih olj d.o.o.	Slovenia
Etol Proizvodnja Arom D.O.O	Slovenia
VITIVA proizvodnja in storitve d.d. (Short name: VITIVA d.d.)	Slovenia
International Flavors and Fragrances IFF (South Africa)	South Africa
Aromco South Africa (PTY) Limited	South Africa
Frutarom South Africa (Proprietary) Limited(20)	South Africa
Unique Flavors Proprietary Limited	South Africa
Unique Food Solutions Proprietary Limited	South Africa
International Flavors & Fragrances I.F.F. (España), S.A.	Spain
IFF Latin American Holdings (España), S.L.	Spain
IFF Benicarló, S.L.	Spain
Frutarom Spain, S.L.	Spain
Ingredientes Naturales Seleccionados, S.L.	Spain
Nutrafur S.A	Spain
International Flavors & Fragrances I.F.F. (Norden) AB	Sweden
Advanced Lipid AB(21)	Sweden
Frutarom Switzerland Finance GBP AG	Switzerland
Frutarom Switzerland Ltd.	Switzerland
Frutarom Switzerland Finance CHF AG	Switzerland
Frutarom Switzerland Finance MXN AG	Switzerland
Frutarom Switzerland Finance USD AG	Switzerland
Muhlehof Gewurze AG	Switzerland
WIBERG Swiss GmbH	Switzerland
International Flavours & Fragrances (Thailand) Limited	Thailand

Maharej Food Company Limited	Thailand
IFF Aroma Esans Sanayi Ve Ticaret Anonim ªirketi	Turkey
IFF Turkey Aroma Ve Esans Ürünleri Satiº Ticaret Anonim Sirketi	Turkey
ETOL AROMA VE BAHARAT GIDA ÜRÜNLERI SAN.VE TIC.A.Þ.(22)	Turkey
FRUTAROM GIDA ÜRÜNLERI SANAYI VE TICARET LIMITED SIRKETI	Turkey
Wiberg Baharat San.Tic.A.S	Turkey
Frutarom Etol Ukraine LLC.	Ukraine
PARMA FA	Ukraine
PTI-Ukraine LLC	Ukraine
TUV WIBERG Ukraine	Ukraine
International Flavors & Fragrances (Middle East) FZ-LLC	United Arab Emirates
International Flavors & Fragrances (Vietnam) Limited Liability Company	Vietnam
Western Flavors Fragrances Production Joint Stock Company(23)	Vietnam
Bush Boake Allen Zimbabwe (Private) Limited	Zimbabwe
International Flavors & Fragrances (Zimbabwe) (Private) Ltd.	Zimbabwe
Asian Investments, Inc.	Delaware
Tastepoint Inc.	Delaware
IFF Augusta Holdings LLC	Delaware
IFF Chemical Holdings Inc.	Delaware
IFF Delaware Holdings, LLC	Delaware
IFF USA LLC	Delaware
IFF Worldwide LLC	Delaware
International Flavors & Fragrances (Caribe) Inc.	Delaware
International Flavors & Fragrances Holdings, LLC	Delaware
The Additive Advantage, LLC	Massachusetts
IFF International Inc.	New York
van Ameringen-Haebler, Inc.	New York
Bush Boake Allen Inc.	Virginia
Columbia PhytoTechnology LLC	Washington
Flavor Systems International, Inc.	Ohio
Frutarom USA Holding, Inc.	Delaware
Frutarom USA Inc.	New Jersey
International Frutarom Corporation	Delaware
Taura Natural Ingredients (North America) Inc.	Delaware
CitraSource Holdings, L.L.C.	Florida
Crestmont Investment Co.	Delaware
Eden Essentials, Inc.	New Jersey
FYMSA Real Estate LLC	Texas
Grow Company Inc.	New Jersey
PIASA USA	Texas
The Foote & Jenks Corporation	New Jersey
UFC America Inc.	Florida
W.W. Holdings Inc.	California
WIBERG Corporation of California	California
Enzymotec USA Inc.	New Jersey
VAYA PHARMA INC	Delaware

The companies listed above constitute all subsidiaries of the Company as of December 31, 2018. Except as otherwise indicated, such subsidiaries are wholly owned, directly or indirectly, by the Company.
_________________

(1)	51% of the voting stock of BREMIL S/A INDÚSTRIA DE PRODUTOS ALIMENTÍCIOS is owned indirectly by the Company.

(2)	80% of the voting stock of SDFLC Brasil Industria E Comercio Ltda is owned indirectly by the Company.

(3)	50% of the voting stock of Distribution Dan-Hel Inc. is owned indirectly by the Company.

(4)	33.3% of the voting stock of Via Viateur Inc is owned indirectly by the Company.

(5)	50% of the voting stock of WIBERG Corporation Inc. is owned indirectly by the Company.

(6)	93.2% of the voting stock of International Flavors & Fragrances (Hangzhou) Co., Ltd. is owned indirectly by the Company.

(7)	62.3% of the voting stock of Pucheng Yongfang Fragrance Technology Co., Ltd. is owned indirectly by the Company.

(8)	99.8% of the voting stock of FYMSA del Caribe, S.R.L (dormant) is owned indirectly by the Company.

(9)	55% of the voting stock of Frutarom - Etol (UK) Limited is owned indirectly by the Company.

(10)	93.36% of the voting stock of International Flavours & Fragrances India Private Limited is owned indirectly by the Company.

(11)	90% of the voting stock of BSA India Food Ingr. P. Ltd. is owned indirectly by the Company.

(12)	99.99% of the voting stock of Frutarom Flavours (India) Private Limited is owned indirectly by the Company.

(13)	70% of the voting stock of Sonarome Private Limited is owned indirectly by the Company.

(14)	56.89% of the voting stock of Nutra-Lease Ltd. is owned indirectly by the Company.

(15)	50% of the voting stock of Algalo Industries Ltd. is owned indirectly by the Company.

(16)	98% of the voting stock of Frutarom Mexico S.A. is owned indirectly by the Company.

(17)	75% of the voting stock of Proveedores de Ingeniería Alimentaria, S.A. de C.V. ("PIASA") is owned indirectly by the Company.

(18)	75% of the voting stock of Amco SP Z.O.O is owned indirectly by the Company.

(19)	80% of the voting stock of VAYA PHARMA PTE LTD is owned indirectly by the Company.

(20)	95% of the voting stock of Frutarom South Africa (Proprietary) Limited is owned indirectly by the Company.

(21)	50% of the voting stock of Advanced Lipid AB is owned indirectly by the Company.

(22)	65% of the voting stock of ETOL AROMA VE BAHARAT GIDA ÜRÜNLERI SAN.VE TIC.A.Þ. is owned indirectly by the Company.

(23)	60% of the voting stock of Western Flavors Fragrances Production Joint Stock Company. is owned indirectly by the Company.